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                                                                    Exhibit 23.1
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 28, 2001 except with respect to the matter discussed in
Note 3, as to which the date is March 21, 2001, included in this Form 10-K, into Building Materials Corporation of America's previously filed Registration Statement on Form S-8 File No. 333-60589.



/s/ Arthur Andersen LLP
Arthur Andersen LLP


Roseland, New Jersey
March 30, 2001